Exhibit 4.1

CARDIODYNAMICS INTERNATIONAL CORPORATION

SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Second Amendment to SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of November 29, 2006, by and among CardioDynamics International Corporation, a California corporation (the “Company”), and the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”). (Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement (as defined below.))

Section 2.6 of that certain Securities Purchase Agreement (the “Agreement”) by, between and among the parties set forth above and on Schedule A hereto is hereby replaced with the following:

“Anti-dilution. To maintain the value of Purchaser’s Conversion Right, the protections set forth in this paragraph 2.6 are being provided to the Purchaser. If the Company at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. If any equity restructuring event occurs of the type contemplated by the provisions of this Section 2.6 but not expressly provided for by such provisions (including, without limitation, a nonreciprocal transaction between an entity and its shareholders that causes the per-share fair value of the shares underlying the option or similar award to change, such as a spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Purchaser. However, no adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of the Notes; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; or (iii) upon the conversion of the Notes.”

Section 5 of that certain Securities Purchase Agreement (the “Agreement”) by, between and among the parties set forth above and on Schedule A hereto is hereby amended by replacing any reference to Section 6 with Section 5 and replacing the word “remedy” in Section 5.1.2 with “interest rate increase and redemption right”

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Michael K. Perry

Name:	Michael K. Perry

Its:	Chief Executive Officer

Fax No	(858) 623-8415

BALYASNY ASSET MANAGEMENT, LP

By:	/s/ Scott H. Schroeder

Name:	Scott H. Schroeder

Its:	Authorized Signatory

ATLAS MASTER FUND, LTD.

By:	/s/ Scott H. Schroeder

Name:	Scott H. Schroeder

Its:	Authorized Signatory

Schedule A

PURCHASERS

Name and Address of Purchaser

Atlas Master Fund, Ltd.*

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Balanced Fund, LP

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Balanced Fund Offshore, Ltd.

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Long Bias Fund, LP

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

Visium Long Bias Fund Offshore, Ltd.

c/o Balyasny Asset

Management L.P.

650 Madison Avenue – 19th Floor

New York, NY 10022

Attention: Allen Silberstein

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